DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 25857-04
SEP 2 4 2004
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Pure Pharmaceuticals Corporation
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: The Corporation Trust Company of Nevada Street Address: 6100 Neil Road, Suite 500, City: Reno, NEVADA Zip Code: 89511 Optional Mailing Address: ____ City ____ State ____ Zip Code ____
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ $0.001 Number of shares without par value: None
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: Roger Gordon Street Address: 15408 Clayhill Road, City: Georgetown, State: Ontario, Zip Code: L7G 4S8 2. Name: ____ Street Address ____ City ____ State ____ Zip Code ____ 3. Name: ____ Street Address ____ City ____ State ____ Zip Code ____
5. **Purpose:** (optional–see instructions)	The purpose of this Corporation shall be: Animal and Human Pharmaceuticals and Biotechnology
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Name: Charlie Lee Signature: Charlie Lee Address: Suite 705 - 1177 Hornby Street, City: Vancouver, State: BC, Zip Code: V6Z 2E9
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Date: 9-24-04

This form must be accompanied by appropriate fees. See attached fee schedule.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

Pure Pharmaceuticals Corporation
(Name of Corporation)

FOR THE FILING PERIOD OF ______ TO ______

FILED # C 25857-04

SEP 2 4 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

The Corporation Trust Company of Nevada,
6100 Neil Road, Suite 500,
Reno, Nevada 89511

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** must be named. Have an officer sign the form. ***FORM WILL BE RETURNED IF UNSIGNED***
2. If there are additional directors attach a list of them to this form
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE:

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)
Roger Gordon 15408 Clayhill Road, Georgetown, Ontario, L7G 4S8 ADDRESS / CITY / ST / ZIP	PRESIDENT (OR EQUIVALENT OF)
Charlie Lee Suite 705 - 1177 Hornby Street, Vancouver, British Columbia, V6Z 2E9 ADDRESS / CITY / ST / ZIP	SECRETARY (OR EQUIVALENT OF)
Charlie Lee Suite 705 - 1177 Hornby Street, Vancouver, British Columbia, V6Z 2E9 ADDRESS / CITY / ST / ZIP	TREASURER (OR EQUIVALENT OF)
Roger Gordon 15408 Clayhill Road, Georgetown, Ontario, L7G 4S8 ADDRESS / CITY / ST / ZIP	DIRECTOR

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer Charlie Lee **Title** Secretary **Date** 22nd Sept 0

Nevada Secretary of State Form INITIAL LIST-PROFIT 2003
Revised on: 11/12/03

NV003 - 12/15/03 C T System Online